November 23, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K Amendment No. 1 dated November 26, 2012, of BCM Energy Partners, Inc. and Subsidiaries (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal, our audit of the December 31, 2010 and 2009 financial statements, and our review of the interim period ending March 31, 2011. We cannot confirm or deny that the appointment of Marcum, LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Anton & Chia, LLP
Anton & Chia, LLP
Newport Beach, California

CC: BCM Energy Partners, Inc.
5005 Riverway, Suite 350
Houston, Texas 77056

Anton & Chia, LLP PCAOB  & CPAB Registered Auditors

4400 MacArthur Blvd. Suite 970 Newport Beach, CA 92660 Tel. 949.769.8905 Fax: 949.623.9885 info@ancsecservices.com